EXHIBIT 5.1

                                November 25, 2003

VA Software Corporation
47071 Bayside Parkway
Fremont, California 94538

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on November 25, 2003 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,107,354 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale of the Shares. It is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation